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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

 Carrollton Bancorp
Baltimore, Maryland

 As independent public accountants, we hereby consent to the incorporation of our report dated February 28, 2001 on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp's previously filed registration statement on Form S-8, File
No. 333-82915.

/s/ Rowles & Company LLP


Baltimore, Maryland
March 22, 2001